Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of our report dated February 21, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Colgate-Palmolive Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

New York, New York
May 10, 2013